WESTELL NEWS RELEASE

News Release: FOR IMMEDIATE RELEASE

For Additional Information, contact:

    CFO:                                 Trade/Business Press:
    Nicholas Hindman                     Ken Trantowski
    Westell Technologies, Inc.           KGT Communications Group
    630.375.4136                         630.469.8765
    nhind@westell.com                    kennethg_trantowski@msn.com



          WESTELL TECHNOLOGIES REPORTS 1ST QUARTER FISCAL 2004 RESULTS



AURORA, IL, JULY 22, 2003 - - Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of broadband access solutions, announced today the Company's fifth consecutive profitable quarter with the results for its fiscal 2004 first quarter ending June 30, 2003.

         Net income for the quarter was $4.6 million or $0.07 per share, compared with net income of $459,000 or $0.01 per share, for the same period last year. Revenues for the quarter were $55.3 million compared to $49.8 million for the comparable quarter of last year.

         "We continue to see strength and unit growth in our DSL and conferencing businesses," stated Van Cullens, Westell's President and CEO. "Our balance sheet continues to improve, providing us with increased flexibility going forward. During the quarter we generated nearly $6 million in cash from operations and obtained a three-year renewal of our $30 million revolving credit facility," Cullens said.

         "Overall revenue growth continues to be dependent upon winning additional market share and that is where our efforts are squarely pointed. The extensive marketing programs undertaken by many of the RBOCs seem to be driving additional demand for DSL service, and Westell is vigorously working to benefit from that demand," Cullens added.

         Westell maintained it previous guidance for the second fiscal quarter ending September 30, 2003 that revenue is expected to be in a range of $53 million to $56 million and EPS in a range of $0.06 to $0.07 per share.

         Westell's conference call information, earnings press release and any related earnings information to be discussed on the conference call will be posted on the Investor Relations section of the Company's web site at http://www.westell.com

ABOUT WESTELL
-------------

         Westell Technologies, Inc. (NASDAQ: WSTL) headquartered in Aurora, Illinois is a broadband access solutions company that provides leading broadband products, service solutions, and conferencing solutions for carriers, service providers and business enterprises around the world. Westell delivers innovative, open broadband solutions that meet our customers' needs for fast and seamless broadband connection. ConferencePlus, a Westell subsidiary, offers conferencing services including voice, video, and IP data conferencing, to carriers and multi-national corporations throughout the world. For more information visit www.westell.com.



                  "Safe Harbor" statement under the Private Securities Litigation Reform Act 1995: Certain statements contained herein including, without limitation, statements containing the words "believe," "goal," " on track, " "anticipate," "committed" "expectation," "expect," "estimate", "await," "continue," "intend," "may," "will," "should," and similar expressions are forward looking statements that involve risks and uncertainties. These risks include, but are not limited to, product demand and market acceptance risks, need for financing, the economic downturn in the U.S. economy and telecom market, the impact of competitive products or technologies, competitive pricing pressures, product development, excess and obsolete inventory due to new product development, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the effect of Westell's accounting policies, the need for additional capital, the effect of economic conditions and trade, legal social and economic risks (such as import, licensing and trade restrictions) and other risks more fully described in Westell's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 under the section "Risk Factors". Westell undertakes no obligation to release publicly the result of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



                           Financial Tables to Follow:

                      Westell Technologies, Inc.
                           Financial Results

            (Dollars in thousands except per share amounts)

                                   Three Months ended June 30,
                                      2003             2002
                                   ----------       ----------

Revenues
   NSA                               $13,546          $15,659
   CNE                                30,160           23,371   (1)
   Services                           11,580           10,775

                                   ----------       ----------
Total revenues                        55,286           49,805
                                   ----------       ----------

Gross profit
    Equipment                         15,445           10,074
    Services                           4,825            3,937

                                   ----------       ----------
   Total gross profit                 20,270           14,011
                                   ----------       ----------

Gross margin
    Equipment                          35.3%            25.8%
    Services                           41.7%            36.5%

                                   ----------       ----------
   Total gross margin                  36.7%            28.1%
                                   ----------       ----------

Operating expenses
   Sales & marketing                   5,426            4,333
    Expense to revenue                  9.8%             8.7%

   General & administrative            5,134            4,651
    Expense to revenue                  9.3%             9.3%

   Research & development              4,435            3,446   (2)
    Expense to revenue                  8.0%             6.9%

   Intangibles amortization              364   (3)        389   (3)
    Expense to revenue                  0.7%             0.8%

                                   ----------       ----------
   Total operating expenses           15,359           12,819
                                   ----------       ----------
    Expense to revenue                 27.8%            25.7%

Operating income                       4,911            1,192

Other income                              44               50
Interest expense                         359              783

                                   ----------       ----------
Income before taxes                    4,596              459
                                   ----------       ----------

Income taxes                               -   (4)          -   (4)
   Effective tax rate                   0.0%             0.0%

Net income                            $4,596             $459
                                   ==========       ==========

Income per common share:
                Basic                   0.07             0.01
                                   ----------       ----------
                Diluted                 0.07             0.01
                                   ----------       ----------

Average number of common
   shares outstanding:
                Basic                 65,495           64,921
                Diluted               69,014           64,922

Footnotes:

(1) The Company earned $1.7 million in the three months ended June 30, 2002 from a customer for product royalties

(2) The Company earned $250,000 in the three months ended June 30, 2002 from a customer to fund engineering projects which were offset against research and development expenses.

(3) Teltrend product technology intangible amortization.

(4) Valuation allowances were utilized for taxable income.



                      Westell Technologies, Inc.
                     Financial Results (continued)
                        (Dollars in thousands)

                                                Jun. 30,    Mar. 31,
                                                  2003        2003
                                              ----------  ----------



Cash and Short term Investments                  13,862      11,474
Receivables                                      23,836      22,633
Inventory                                        12,660      11,843
Goodwill and intangibles                         15,035      15,399
Total current assets                             53,657      49,781
Total current liabilities                        38,209      44,120
Total assets                                    111,388     109,474
Revolving Promissory note payable                16,340      14,956
Term notes payable to a bank                          -       5,000
Vendor notes payable                              9,722      12,389
Total liabilities                                59,605      65,981
Shareholders' Equity                             51,783      43,493

Days Sales Outstanding                               39          37

---------------------------
Contact:
     Westell Technologies, Inc.
     Nicholas Hindman, CFO, 630-375-4136
     nhind@westell.com
     -----------------
     or
     Trade/Business Press
     KGT Communications Group
     Ken Trantowski, 630-469-8765
     kennethg_trantowski@msn.com
     ---------------------------

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Source:  Westell Technologies, Inc.